UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 20, 2014

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 20, 2014, International Rectifier Corporation (the “Company”) and Infineon Technologies AG (“IFX”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, by and among the Company, IFX and a subsidiary of IFX. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This document includes statements that constitute “forward-looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning IFX’s proposed acquisition of the Company and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; general economic conditions; conditions in the markets IFX and the Company are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and specific risk factors discussed in other releases and public filings made by the Company (including its filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, International Rectifier will file a proxy statement with the Securities and Exchange Commission (SEC). INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by International Rectifier with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by International Rectifier with the SEC may also be obtained for free from the Investor Relations section of International Rectifier’s web site (www.irf.com) or by contacting International Rectifier investor relations by mail at Attn: Investor Relations, 101 North Sepulevda Boulevard, El Segundo, California 90245.

International Rectifier and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from International Rectifier’s stockholders in connection with the proposed transaction.  Information concerning the interests of International Rectifier’s participants in the solicitation, which may be different than those of International Rectifier’s stockholders generally, is set forth in International Rectifier’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013.  Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier’s website at www.irf.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint press release issued by International Rectifier Corporation and Infineon Technologies AG, dated August 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2014	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by International Rectifier Corporation and Infineon Technologies AG, dated August 20, 2014.